UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2006
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-16.1

Item 4.01 Changes in Registrant’s Certifying Accountants.
     (a) On February 9, 2006, the Audit Committee of the Board of Directors of the Company determined it will dismiss PricewaterhouseCoopers LLP (“PwC”), as the Company’s independent registered public accounting firm upon completion by PwC of its procedures on the Company’s financial statements as of and for the fiscal year ended January 28, 2006 and the Form 10-K in which such financial statements will be included. Upon completion of such procedures by PwC, the Company will file an amendment to this Amendment No. 1 to Current Report on Form 8-K with an update of the disclosures required by Items 304(a)(1)(ii), (iv) and (v) of Regulation S-K through the date of completion of such procedures.
     PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended January 29, 2005 and January 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
     During the Company’s fiscal years ended January 29, 2005 and January 31, 2004, and through February 9, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the Company’s consolidated financial statements for such years. There were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for a material weakness in the Company’s internal control over the selection and application of our lease accounting policies, which failed to identify misstatements in property and equipment, deferred credits from landlords, rent expense, depreciation expense and the related impact of these items on cash provided by operating activities and cash used for investing activities (the “Material Weakness”), as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 Form 10-K”). PwC discussed the Material Weakness with the Audit Committee during the Company’s preparation of the 2004 Form 10-K. As reported in the Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2005, the Material Weakness was remediated. The Company has authorized PwC to respond fully to any inquiries by the successor independent registered public accounting firm relating to the Material Weakness.
     The Company requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements. At the time of filing of the initial Current Report on Form 8-K to report this matter, the Company had not received PwC’s letter. The Company received PwC’s letter on February 23, 2006. A copy of PwC’s letter is attached to this Amendment No. 1 to the Current Report on Form 8-K as Exhibit 16.1.
     (b) On February 14, 2006, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007. The decision to appoint Deloitte and Touche as the Company’s independent registered public accounting firm was made by the

Audit Committee and was the result of a competitive review process involving several accounting firms.
     During the Company’s fiscal years ended January 29, 2005 and January 31, 2004, and through February 9, 2006, neither the Company nor anyone on its behalf consulted with Deloitte & Touche regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

16.1 +	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated February 22, 2006 (received by the Company on February 23, 2006).

+	Filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOO, INC.
Date: February 24, 2006	By:	/s/ William E. May
William E. May
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1 +	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated February 22, 2006 (received by the Company on February 23, 2006).

+	Filed with this report.

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